UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2022

WAVEDANCER, INC
(Exact name of registrant as specified in its charter)

Delaware	000-22405	54-1167364
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12015 Lee Jackson Memorial Highway
Suite 210
Fairfax, VA 22033
(Address of principal executive offices, including zip code)

703-383-3000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	WAVD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

On June 6, 2022, WaveDancer, Inc. (the “Company”) terminated the Stock and Warrant Purchase Agreement (the “Agreement”) by and among, in addition to the Company and others, Knowmadics, Inc. (“Knowmadics”), and the holders of Knowmadics outstanding shares of common stock and warrants exercisable for shares of Knowmadics common stock (“Sellers”). The Company, Knowmadics and Sellers originally entered into the Agreement on March 18, 2022, as reported on the Company’s Form 8-K filed March 24, 2022.

The Company terminated the Agreement under the financing contingency set forth in the Agreement as opposed to relying upon other termination rights available to the Company. Under the Agreement, closing was contingent upon the Company undertaking a financing to raise the funds required to complete the acquisition. After using its commercially reasonable efforts to take all actions or to do all things reasonably necessary to arrange such financing, the Company determined that the financing could not be completed and exercised its right to terminate the Agreement in accordance with its terms.

Item 9.01	Financial Statement and Exhibits

(d) See the Exhibit Index below, which is incorporated by reference herein.

EXHIBIT INDEX

Exhibit	Exhibit Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WaveDancer, Inc.

Date: June 9, 2022	By:	/s/ Timothy G. Hannon
Timothy G. Hannon
Chief Financial Officer